UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2007

Commission File Number: 000 - 28305

ENERGY QUEST INC.
(Exact name of Registrant as specified in charter)

NEVADA	91-1880015
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

850 South Boulder Highway, Suite 169
Henderson, Nevada 89015
(Address of principal executive offices)

(888) 277-3484
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2007 Energy Quest Inc. entered into an agreement with I-Coda Group, of Edmonton, Alberta, for the manufacture of units using Energy Quest’s PyStR™ (pyrolitic steam reforming) and M2 fluidized bed gas generator gasification technology.

Pursuant to the agreement, I-Coda has agreed to manufacture and package both the PyStR and M2 gasification units, for which Energy Quest will pay the cost of manufacturing the units plus 15% and all taxes. The parties have agreed to jointly develop commercial units using the PyStR technology for use in emerging markets around the world.

The agreement prohibits I-Coda from manufacturing products that will compete with the gasification units and allows Energy Quest to retain all intellectual property relating to the design of the units. Any intellectual property developed jointly by the parties pursuant to the agreement will be the exclusive property of Energy Quest.

The term of the agreement is one year and will be renewed annually unless terminated by either party on two months notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2007

ENERGY QUEST INC.

By: /s/ Wilf Ouellette
Wilf Ouellette, Director, President,
Chief Executive Officer,
Chief Financial Officer